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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       SALOMON SMITH BARNEY HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                New York                                      11-2418067
 (STATE OF INCORPORATION OR ORGANIZATION)                 (I.R.S. EMPLOYER
                                                         IDENTIFICATION NO.)
          388 Greenwich Street
           New York, New York                                  10013
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

    If this form relates to the             If this form relates to the
    registration of a class of              registration of a class of
    securities pursuant to Section          Securities pursuant to Section
    12(b) of the Exchange Act and is        12(g) of the Exchange Act and is
    effective pursuant to General           effective pursuant to General
    Instruction A.(c), please check the     Instruction A.(d), please check the
    following box.          [X]             following box.           [ ]

Securities Act registration statement file number to which this form
relates:   333-55650
        (IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

     TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE ON WHICH
     TO BE SO REGISTERED                     EACH CLASS IS TO BE REGISTERED
     -------------------                     ------------------------------
Equity Linked Securities (ELKS(SM))             American Stock Exchange
based upon the Common Stock of
Texas Instruments Incorporated Due 2003


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)






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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 11 through 17 of the Registrant's Prospectus dated February 23, 2001 (Registration No. 333-55650), as supplemented by the information under the headings "Summary Information -- Q&A", "Risk Factors Relating to the ELKS" and "Description of the ELKS" on pages S-3 through S-7, S-8 through S-11 and S-12 through S-19, respectively, of the Registrant's related preliminary Prospectus Supplement, Subject to Completion, dated May 29, 2002, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the ELKS contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the ELKS, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

ITEM 2.    EXHIBITS.

                  99 (A). Prospectus dated February 23, 2001, incorporated by reference from the Registrant's filing under Rule 424(b)(5) dated February 27, 2001.

                  99 (B). Preliminary Prospectus Supplement describing the Equity Linked Securities based upon the Common Stock of Texas Instruments Incorporated Due 2003, Subject to Completion, dated May 29, 2002, incorporated by reference from the Registrant's filing under Rule 424(b)(2) dated May 30, 2002.

                  99 (C).  Form of Note.

                  99 (D). Senior Debt Indenture between Salomon Smith Barney Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference from Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference from
Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference from Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

                  Other securities issued by Salomon Smith Barney Holdings Inc. are listed on the American Stock Exchange.



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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             Salomon Smith Barney Holdings Inc.
                                                     (REGISTRANT)




Date:  June 19, 2002                         By:  /S/ GEOFFREY S. RICHARDS
                                                 ----------------------------
                                                Name:    Geoffrey S. Richards
                                                Title:   Vice President


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                                INDEX TO EXHIBITS

    EXHIBIT NO.  EXHIBIT
    99 (A). Prospectus dated February 23, 2001, incorporated by reference from the Registrant's filing under Rule 424(b)(5) dated February 27, 2001.

    99 (B). Preliminary Prospectus Supplement describing the Equity Linked Securities based upon the Common Stock of Texas Instruments Incorporated Due 2003, Subject to Completion, dated May 29, 2002, incorporated by reference from the Registrant's filing under Rule 424(b)(2) dated May 30, 2002.

    99 (C).      Form of Note.

    99 (D). Senior Debt Indenture between Salomon Smith Barney Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference from Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference from Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference from Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.